Exhibit 99.1

Pacific Drilling Announces Second-Quarter 2020 Results;

Pacific Sharav Awarded a New 10-Well Contract in U.S. Gulf of Mexico

LUXEMBOURG, August 6, 2020—Pacific Drilling S.A. (NYSE: PACD) (“Pacific Drilling” or the “Company”) today reported results for the second quarter of 2020. Net loss for second-quarter 2020 was $87.4 million or $1.16 per diluted share, compared to net loss of $61.0 million or $0.81 per diluted share in first-quarter 2020.

Pacific Drilling CEO Bernie Wolford commented, “In the second quarter, our crews and leadership continued to exemplify our commitment to safe and efficient operations, including adopting measures to manage risks associated with COVID-19 transmission, delivering exceptional results for our clients, efficiently preserving the value of our assets and significantly reducing overhead costs.”

Mr. Wolford continued, “Although oil prices began to rebound during the second quarter, clients have generally reduced their drilling investments, as evidenced by Equinor’s decision to cancel the previously exercised third firm well for Pacific Khamsin, and Murphy’s decision to cancel the two well Mexico contract for the Pacific Sharav.  In both cases our clients chose to pay a termination fee rather than perform the drilling programs. We expect the current contract for Pacific Khamsin to end in September 2020. Despite these headwinds for 2020, we are actively pursuing opportunities for contracts and are proud to extend our relationship with Murphy through a new contract for Pacific Sharav for 10 firm wells and 5 option wells in the U.S. Gulf of Mexico, which we expect to commence in the second quarter of 2021.”

Mr. Wolford concluded, “Although we currently see more contract opportunities for 2021, compared to 2020, contract durations remain relatively short, on average, and we expect excess rig supply to maintain downward pressure on dayrates. We have no debt maturities until 2023, and cash in excess of $252 million as of June 30, 2020. We project that we have sufficient liquidity to fund our cash needs over the next 12 months. However, due to current market conditions and our outlook for contracting opportunities through 2020 and 2021, we do not believe our current capital structure will be sustainable. We have engaged financial and legal advisors to assist us in evaluating various alternatives to address our longer-term liquidity outlook and capital structure, which may include a negotiated restructuring of our debt that is implemented under the protection of Chapter 11 of the U.S. Bankruptcy Code. We are currently engaged in discussions with a group of our creditors seeking to reach acceptable terms for a restructuring. Any such agreement that we may reach may include the equitization of all or certain of the Company’s indebtedness, which would place our common shareholders at significant risk of losing all of their interests in the Company. While we evaluate our strategic alternatives to address our liquidity outlook and current capital structure, we continue to deliver the safe, efficient and high-quality drilling services for which Pacific Drilling is recognized in our industry.”

Second-Quarter 2020 Operational and Financial Commentary

Contract drilling revenue for second-quarter 2020 was $38.9 million, which included $6.6 million in reimbursable revenue. This compared to first-quarter 2020 contract drilling revenue of $89.4 million, which included $6.4 million in reimbursable revenue. The decrease in revenue resulted primarily from the Pacific Sharav and the Pacific Bora completing their contracts in early April, and the Pacific Santa Ana earning a lower force majeure rate in April and a reduced standby rate for the reminder of the second quarter.

Operating expenses for second-quarter 2020 were $61.9 million, which included $4.5 million in reimbursable expenses. This compared to first-quarter 2020 operating expenses of $86.5 million, which included $5.8 million in reimbursable expenses. The decrease in operating expenses was due to the ramp down of costs on rigs transitioning from operating to standby and idle status.

General and administrative expenses for the second quarter of 2020 were $10.9 million, as compared to $9.6 million for the first quarter of 2020. The increase was due to advisory fees of $2.6 million and severance costs of $0.3 million incurred in the second quarter of 2020. Excluding the impact of such charges, the decrease in general and administrative expenses for the second quarter of 2020 resulted from a reduction in force implemented in May 2020 and a decrease in salaries for all employees.

Adjusted EBITDA(a) for second-quarter 2020 was $(31.1) million, compared to $(1.8) million in first-quarter 2020.

Capital expenditures for the second quarter of 2020 were $1.0 million compared to $5.9 million in the first quarter of 2020. The decrease was from deferral or elimination of rig projects with resulting second-quarter activity limited to required sustaining capital expenditures.

Footnotes

(a)	EBITDA and Adjusted EBITDA are non-GAAP financial measures. For a definition of EBITDA and Adjusted EBITDA and a reconciliation to net loss, please refer to the schedule included in this release. Management uses this operational metric to track company results and believes that this measure provides additional information that highlights the impact of our operating efficiency as well as the operating and support costs incurred in achieving the revenue performance.

Conference Call

Pacific Drilling will conduct a conference call at 10 a.m. Central time on Friday, August 7, 2020 to discuss second-quarter 2020 results. To access the conference call, participants are invited to register in advance by visiting bit.ly/Register2Q2020Call. Once registered an email will be immediately sent with dial-in and access code details. A replay of the call will be available the following day on the company’s website or by dialing +1 866-583-1035 and providing access code 9928370#.

About Pacific Drilling

With its best-in-class drillships and highly experienced team, Pacific Drilling is committed to exceeding our customers’ expectations by delivering the safest, most efficient and reliable deepwater drilling services in the industry. Pacific Drilling’s fleet of seven drillships represents one of the youngest and most technologically advanced fleets in the world. Pacific Drilling has principal offices in Luxembourg and Houston. For more information about Pacific Drilling, including our current Fleet Status, please visit our website at www.pacificdrilling.com.

Forward-Looking Statements

Certain statements and information contained in this press release constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are generally identifiable by their use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “our ability to,” “may,” “plan,” “potential,” “predict,” “project,” “projected,” “should,” “will,” “would”, or other similar words which are not generally historical in nature. The forward-looking statements speak only as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Our forward-looking statements express our current expectations or forecasts of possible future results or events, including the future impact of the COVID-19 pandemic on our business, future financial and operational performance and cash balances; the potential outcome of our discussions with our creditors and evaluation of our alternatives regarding our liquidity outlook and capital structure; our future liquidity position and future efforts to improve our liquidity position; revenue efficiency levels; market outlook; forecasts of trends; future client contract opportunities; future contract dayrates; our business strategies and plans or objectives of management; estimated duration of client contracts; backlog; expected capital expenditures; projected costs and savings; expectations regarding our two subsidiaries’ application to appeal the arbitration award against them related to the drillship known as the Pacific Zonda in favor of Samsung Heavy Industries Co. Ltd. (“SHI”), the outcome of such subsidiaries’ ongoing bankruptcy proceedings and the potential impact of the Tribunal’s decision on our future operations, financial position, result of operations and liquidity.

Although we believe that the assumptions and expectations reflected in our forward-looking statements are reasonable and made in good faith, these statements are not guarantees, and actual future results may differ materially due to a variety of factors. These statements are subject to a number of risks and uncertainties and are based on a number of judgments and assumptions as of the date such statements are made about future events, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in such statements due to a variety of factors, including if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect.

Important factors that could cause actual results to differ materially from our expectations include: evolving risks from the COVID-19 pandemic and resulting significant disruption in international economies, and international financial and oil markets, including a substantial decline in the price of oil during 2020; the willingness and ability of existing lenders and holders of our notes to agree to any modifications to the terms of our long-term debt that we may request; whether additional capital at a reasonable cost becomes available to us; the global oil and gas market and its impact on demand for our services; the offshore drilling market, including changes in capital expenditures by our clients; changes in worldwide oil and gas supply and demand; rig availability and supply and demand for high-specification drillships and other drilling rigs competing with our fleet; our ability to enter into and negotiate favorable terms for new drilling contracts or extensions; our ability to successfully negotiate and consummate definitive contracts and satisfy other customary conditions with respect to letters of intent and letters of award that we receive for our drillships; actual contract commencement dates; possible cancellation, renegotiation, termination or suspension of drilling contracts as a result of force majeure, mechanical difficulties, performance, market changes or other reasons; costs related to stacking of rigs and costs to reactivate a stacked rig; downtime and other risks associated with offshore rig operations, including unscheduled repairs or maintenance, relocations, severe weather or hurricanes or accidents; our small fleet and reliance on a limited number of clients; the risks of litigation in foreign jurisdictions and delays caused by third parties in connection with such litigation; the outcome of our two subsidiaries’ bankruptcy proceedings and any actions that SHI or others may take in the bankruptcy or other proceedings against the Company and its subsidiaries; the risk that our common shares could be delisted from trading on the New York Stock Exchange should we fail to regain compliance with the minimum share price continued listing standard during the cure period, or fail to meet other continued listing criteria; and the other risk factors described in our 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 12, 2020 and our subsequent filings with the SEC. These documents are available through our website at www.pacificdrilling.com or through the SEC’s website at www.sec.gov.

For further information contact:

Investor: James Harris

 Pacific Drilling S.A.

 +713 334 6662

 Investor@pacificdrilling.com

Media:  Amy Roddy

 Pacific Drilling S.A.

 +713 334 6662

 Media@pacificdrilling.com

PACIFIC DRILLING S.A. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share information) (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Revenues
Contract drilling	$38,910	$89,433	$76,415	$128,343	$142,331
Costs and expenses
Operating expenses	61,854	86,475	52,254	148,329	104,550
General and administrative expenses	10,857	9,643	10,010	20,500	21,256
Depreciation and amortization expense	26,811	26,931	59,330	53,742	118,229
Loss from unconsolidated subsidiaries	—	—	700	—	2,024
	99,522	123,049	122,294	222,571	246,059
Operating loss	(60,612)	(33,616)	(45,879)	(94,228)	(103,728)
Other income (expense)
Interest expense	(26,607)	(25,127)	(24,406)	(51,734)	(48,445)
Reorganization items	(248)	(114)	(878)	(362)	(1,881)
Interest income	520	807	1,665	1,327	3,637
Other income (expense)	1	(213)	(220)	(212)	(311)
Loss before income taxes	(86,946)	(58,263)	(69,718)	(145,209)	(150,728)
Income tax expense	452	2,700	3,868	3,152	6,837
Net loss	$(87,398)	$(60,963)	$(73,586)	$(148,361)	$(157,565)
Loss per common share, basic	$(1.16)	$(0.81)	$(0.98)	$(1.97)	$(2.10)
Weighted average shares outstanding, basic	75,199	75,184	75,001	75,191	75,016
Loss per common share, diluted	$(1.16)	$(0.81)	$(0.98)	$(1.97)	$(2.10)
Weighted average shares outstanding, diluted	75,199	75,184	75,001	75,191	75,016

PACIFIC DRILLING S.A. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands) (unaudited)

	June 30,	March 31,	December 31,
	2020	2020	2019
Assets:
Cash and cash equivalents	$246,311	$273,957	$278,620
Restricted cash	6,106	6,106	6,089
Accounts receivable, net	27,084	65,629	29,252
Materials and supplies	45,101	45,577	43,933
Deferred costs, current	8,441	10,979	16,961
Prepaid expenses and other current assets	13,196	21,532	15,732
Total current assets	346,239	423,780	390,587
Property and equipment, net	1,790,927	1,816,969	1,842,549
Other assets	29,777	26,158	23,423
Total assets	$2,166,943	$2,266,907	$2,256,559

Liabilities and shareholders’ equity:
Accounts payable	$19,046	$24,017	$24,223
Accrued expenses	23,738	25,733	27,924
Accrued interest	15,703	31,406	15,703
Deferred revenue, current	4,129	5,428	7,567
Total current liabilities	62,616	86,584	75,417
Long-term debt	1,142,431	1,132,826	1,073,734
Other long-term liabilities	38,052	38,061	38,577
Total liabilities	1,243,099	1,257,471	1,187,728
Shareholders’ equity:
Common shares	752	752	751
Additional paid-in capital	1,656,054	1,654,248	1,652,681
Treasury shares, at cost	(652)	(652)	(652)
Accumulated deficit	(732,310)	(644,912)	(583,949)
Total shareholders’ equity	923,844	1,009,436	1,068,831
Total liabilities and shareholders’ equity	$2,166,943	$2,266,907	$2,256,559

PACIFIC DRILLING S. A. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands) (unaudited)

	Six Months Ended
	June 30,	June 30,
	2020	2019

Cash flow from operating activities:
Net loss	$(148,361)	$(157,565)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	53,742	118,229
Amortization of deferred revenue	(8,943)	(1,146)
Amortization of deferred costs	15,422	586
Amortization of deferred financing costs	269	—
Amortization of debt premium, net	(332)	(221)
Interest paid-in-kind	19,029	16,923
Deferred income taxes	82	4,760
Share-based compensation expense	3,654	3,064
Loss on unconsolidated subsidiaries	—	2,024
Changes in operating assets and liabilities:
Accounts receivable	2,168	(24,854)
Materials and supplies	(1,168)	(2,012)
Deferred costs	(12,713)	(4,347)
Prepaid expenses and other assets	3,460	(12,906)
Accounts payable and accrued expenses	(5,041)	3,155
Deferred revenue	5,505	2,444
Net cash used in operating activities	(73,227)	(51,866)
Cash flow from investing activities:
Capital expenditures	(6,967)	(21,454)
Net cash used in investing activities	(6,967)	(21,454)
Cash flow from financing activities:
Payments for shares issued under share-based compensation plan	(280)	—
Proceeds from long-term debt	50,000	—
Payments for financing costs	(1,818)	(1,115)
Purchases of treasury shares	—	(652)
Net cash provided by (used in) financing activities	47,902	(1,767)
Net decrease in cash and cash equivalents	(32,292)	(75,087)
Cash, cash equivalents and restricted cash, beginning of period	284,709	389,075
Cash, cash equivalents and restricted cash, end of period	$252,417	$313,988

EBITDA and Adjusted EBITDA Reconciliation

EBITDA is defined as earnings before interest expense, taxes, depreciation and amortization. Beginning with the fourth quarter of 2019, management has redefined EBITDA for the current and comparative periods to exclude amortization of deferred revenue and deferred costs, which are included in contract drilling revenues and operating expenses respectively in the statements of operations. Management believes such measure of EBITDA is consistent with the conventional definition of EBITDA, allows for greater transparency of the Company’s core operating performance, and is in line with historical treatment by certain other major offshore drilling contractors and supply vessel owners. Adjusted EBITDA is defined as EBITDA before loss from unconsolidated subsidiaries and reorganization items. EBITDA and Adjusted EBITDA do not represent and should not be considered an alternative to net income, operating income, cash flow from operations or any other measure of financial performance presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and our calculation of EBITDA and Adjusted EBITDA may not be comparable to that reported by other companies. EBITDA and Adjusted EBITDA are included herein because they are used by management to measure the Company’s operations. Management believes that EBITDA and Adjusted EBITDA present useful information to investors regarding the Company’s operating performance.

PACIFIC DRILLING S.A. AND SUBSIDIARIES

Supplementary Data—Reconciliation of Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands) (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019

Net loss	$(87,398)	$(60,963)	$(73,586)	$(148,361)	$(157,565)
Add:
Interest expense	26,607	25,127	24,406	51,734	48,445
Depreciation and amortization expense	26,811	26,931	59,330	53,742	118,229
Other amortization, net (a)	2,146	4,333	(423)	6,479	(560)
Income tax expense	452	2,700	3,868	3,152	6,837
EBITDA (b)	$(31,382)	$(1,872)	$13,595	$(33,254)	$15,386

Add:
Loss from unconsolidated subsidiaries	—	—	700	—	2,024
Reorganization items	248	114	878	362	1,881
Adjusted EBITDA (b)	$(31,134)	$(1,758)	$15,173	$(32,892)	$19,291

(a)	Other amortization, net includes amortization of deferred costs less amortization of deferred revenue.
(b)	EBITDA and Adjusted EBITDA include $2.6 million in advisory fees and $2.5 million in severance for both the three and six months ended June 30, 2020; advisory fees are included in general and administrative expenses, $0.3 million of severance is included in general and administrative expenses and the balance of severance is in operating expenses.